Exhibit 99.1

NioCorp Developments Ltd. Shareholders Vote Overwhelmingly to Support Business Combination with GXII and to Approve Up to $81 Million in Separate Financing Deals for NioCorp

CENTENNIAL, Colo. (March 10, 2023) – NioCorp Developments Ltd. ("NioCorp" or the "Company") (TSX: NB; OTCQX: NIOBF) is pleased to announce the results of shareholder voting on its previously-announced proposed business combination (the “Business Combination”) with GX Acquisition Corp II. (“GXII”), as well as two previously announced financings (the “Yorkville Financings”) with YA II PN, Ltd., an investment fund managed by Yorkville Advisors Global, LP (together with YA II PN, Ltd., “Yorkville”).

Shareholders of the Company (the “Shareholders”) voted and passed ordinary resolutions approving the following proposals in connection with the Business Combination and the Yorkville Financings:

•	Proposal No. 1 – The “Share Issuance Proposal”: Approved by 96.23% of the votes cast by the Shareholders present in person or represented by proxy at the Meeting.
•	Proposal No. 2 – The “Yorkville Equity Facility Financing Proposal”: Approved by 96.04% of the votes cast by the Shareholders present in person or represented by proxy at the Meeting.
•	Proposal No. 3 – The “Yorkville Convertible Debt Financing Proposal”: Approved by 96.15% of the votes cast by the Shareholders present in person or represented by proxy at the Meeting.
•	Proposal No. 4 – The “Quorum Amendment Proposal”: Approved by 95.97% of the votes cast by the Shareholders present in person or represented by proxy at the Meeting.

Completion of the Business Combination and the Yorkville Financings is subject to certain conditions, including the receipt of the approval of the Toronto Stock Exchange (the "TSX") and the approval of certain elements of the proposed Business Combination by a majority of stockholders of GXII.

Further details regarding the Transaction are set out in the Company’s management information circular dated February 8, 2023, which is available on NioCorp’s profile at www.sedar.com.

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For More Information

Contact Jim Sims, Corporate Communications Officer, NioCorp Developments Ltd., (720) 334-7066, jim.sims@niocorp.com

https://www.niocorp.com

About NioCorp

NioCorp is developing a critical minerals project in Southeast Nebraska that will produce niobium, scandium, and titanium. The Company also is evaluating the potential to produce several rare earths from the Project. Niobium is used to produce specialty alloys as well as High Strength, Low Alloy ("HSLA") steel, which is a lighter, stronger steel used in automotive, structural, and pipeline applications. Scandium is a specialty metal that can be combined with Aluminum to make alloys with increased strength and improved corrosion resistance. Scandium is also a critical component of advanced solid oxide fuel cells. Titanium is used in various lightweight alloys and is a key component of pigments used in paper, paint and plastics and is also used for aerospace applications, armor, and medical implants. Magnetic rare earths, such as neodymium, praseodymium, terbium, and dysprosium are critical to the making of Neodymium-Iron-Boron ("NdFeB") magnets, which are used across a wide variety of defense and civilian applications.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transactions contemplated by the Business Combination Agreement, dated September 25, 2022, among NioCorp, GXII and Big Red Merger Sub Ltd, (collectively, the “Transaction”), NioCorp has filed a registration statement on Form S-4 (the “registration statement”) with the SEC, which includes a document that serves as a prospectus and proxy circular of NioCorp and a proxy statement of GXII, referred to as a “joint proxy statement/prospectus.” The definitive joint proxy statement/prospectus has been filed with the SEC as part of the registration statement and, in the case of NioCorp, with the applicable Canadian securities regulatory authorities, and will be sent to all NioCorp shareholders and GXII stockholders as of the applicable record date. Each of NioCorp and GXII may also file other relevant documents regarding the proposed Transaction with the SEC and, in the case of NioCorp, with the applicable Canadian securities regulatory authorities. Before making any voting or investment decision, investors and security holders of NioCorp and GXII are urged to read the registration statement, the definitive joint proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC and, in the case of NioCorp, with the applicable Canadian securities regulatory authorities in connection with the proposed Transaction, including any amendments or supplements to these documents, carefully and in their entirety because they will contain important information about the proposed Transaction.

Investors and security holders will be able to obtain free copies of the registration statement and the definitive joint proxy statement/prospectus and all other relevant documents that are filed or that will be filed with the SEC by NioCorp or GXII through the website maintained by the SEC at www.sec.gov. Investors and security holders will be able to obtain free copies of the definitive joint proxy statement/prospectus (if and when available) and all other relevant documents that are filed or that will be filed with the applicable Canadian securities regulatory authorities by NioCorp through the website maintained by the Canadian Securities Administrators at www.sedar.com. The documents filed by NioCorp and GXII with the SEC and, in the case of NioCorp, with the applicable Canadian securities regulatory authorities also may be obtained by contacting NioCorp at 7000 South Yosemite, Suite 115, Centennial CO 80112, or by calling (720) 639-4650; or GXII at 1325 Avenue of the Americas, 28th Floor, New York, NY 10019, or by calling (212) 616-3700.

Participants in the Solicitation

NioCorp, GXII and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from NioCorp’s shareholders and GXII’s stockholders in connection with the proposed Transaction. Information regarding the executive officers and directors of NioCorp is included in its management information and proxy circular for its 2021 annual general meeting of shareholders filed with the SEC and the applicable Canadian securities regulatory authorities on October 22, 2021. Information regarding the executive officers and directors of GXII is included in its Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 25, 2022. Additional information regarding the persons who may be deemed to be participants in the solicitation, including information regarding their interests in the proposed Transaction, are contained in the registration statement and the definitive joint proxy statement/prospectus. NioCorp’s shareholders and GXII’s stockholders and other interested parties may obtain free copies of these documents free of charge by directing a written request to NioCorp or GXII.

No Offer or Solicitation

This communication and the information contained herein do not constitute (i) (a) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Transaction or (b) an offer to sell or the solicitation of an offer to buy any security, commodity or instrument or related derivative, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction or (ii) an offer or commitment to lend, syndicate or arrange a financing, underwrite or purchase or act as an agent or advisor or in any other capacity with respect to any transaction, or commit capital, or to participate in any trading strategies. No offer of securities in the United States or to or for the account or benefit of U.S. persons (as defined in Regulation S under the U.S. Securities Act) shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”), or an exemption therefrom. Investors should consult with their counsel as to the applicable requirements for a purchaser to avail itself of any exemption under the Securities Act. In Canada, no offering of securities shall be made except by means of a prospectus in accordance with the requirements of applicable Canadian securities laws or an exemption therefrom. This news release is not, and under no circumstances is it to be construed as, a prospectus, offering memorandum, an advertisement or a public offering in any province or territory of Canada. In Canada, no prospectus has been filed with any securities commission or similar regulatory authority in respect of any of the securities referred to herein.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and forward-looking information within the meaning of applicable Canadian securities laws. Forward-looking statements may include, but are not limited to, statements about the parties’ ability to close the proposed Transaction, including NioCorp and GXII being able to receive all required regulatory, third-party and GXII stockholder approvals for the proposed Transaction; the anticipated benefits of the proposed Transaction, including the potential amount of cash that may be available to the combined company upon consummation of the proposed Transaction and the use of the net proceeds following the redemptions by GXII public stockholders; NioCorp’s expectation that its common shares will be accepted for listing on the Nasdaq Stock Market following the closing of the proposed Transaction; the consummation of the convertible debenture transaction and the stand-by equity purchase facility contemplated by the definitive agreements with Yorkville; the financial and business performance of NioCorp; NioCorp’s anticipated results and developments in the operations of NioCorp in future periods; NioCorp’s planned exploration activities; the adequacy of NioCorp’s financial resources; NioCorp’s ability to secure sufficient project financing to complete construction and commence operation of the Elk Creek Project; NioCorp’s expectation and ability to produce niobium, scandium and titanium at the Elk Creek Project; the outcome of current recovery process improvement testing, and NioCorp’s expectation that such process improvements could lead to greater efficiencies and cost savings in the Elk Creek Project; the Elk Creek Project’s ability to produce multiple critical metals; the Elk Creek Project’s projected ore production and mining operations over its expected mine life; the completion of the demonstration plant and technical and economic analyses on the potential addition of magnetic rare earth oxides to NioCorp’s planned product suite; the exercise of options to purchase additional land parcels; the execution of contracts with egineering, procurement and construction companies; NioCorp’s ongoing evaluation of the impact of inflation, supply chain issues and geopolitical unrest on the Elk Creek Project’s economic model; the impact of health epidemics, including the COVID-19 pandemic, on NioCorp’s business and the actions NioCorp may take in response thereto; and the creation of full time and contract construction jobs over the construction period of the Elk Creek Project. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of NioCorp and GXII, as applicable, and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. Forward-looking statements reflect material expectations and assumptions, including, without limitation, expectations and assumptions relating to: the future price of metals; the stability of the financial and capital markets; NioCorp and GXII being able to receive all required regulatory, third-party and GXII stockholder approvals for the proposed Transaction; the amount of redemptions by GXII public stockholders; the consummation of the convertible debenture transaction and the stand-by equity purchase facility contemplated by the definitive agreements with Yorkville; and other current estimates and assumptions regarding the proposed Transaction and its benefits. Such expectations and assumptions are inherently subject to uncertainties and contingencies regarding future events and, as such, are subject to change. Forward-looking statements involve a number of risks, uncertainties or other factors that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those discussed and identified in public filings made by NioCorp and GXII with the SEC and, in the case of NioCorp, with the applicable Canadian securities regulatory authorities and the following: the amount of any redemptions by existing holders of GXII Class A Shares being greater than expected, which may reduce the cash in trust available to NioCorp upon the consummation of the Transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement and/or payment of the termination fees; the outcome of any legal proceedings that may be instituted against NioCorp or GXII following announcement of the Business Combination Agreement and the Transaction; the inability to complete the proposed Transaction due to, among other things, the failure to obtain GXII stockholder approval or the consummation of the convertible debenture transaction and the stand-by equity purchase facility contemplated by the definitive agreements with Yorkville; the inability to complete the convertible debenture transaction and the stand-by equity purchase facility contemplated by the definitive agreements with Yorkville due to, among other things, the failure to obtain regulatory approval; the risk that the announcement and consummation of the proposed Transaction disrupts NioCorp’s current plans; the ability to recognize the anticipated benefits of the proposed Transaction; unexpected costs related to the proposed Transaction; the risks that the consummation of the proposed Transaction is substantially delayed or does not occur, including prior to the date on which GXII is required to liquidate under the terms of its charter documents; NioCorp’s ability to operate as a going concern; NioCorp’s requirement of significant additional capital; NioCorp’s limited operating history; NioCorp’s history of losses; cost increases for NioCorp’s exploration and, if warranted, development projects; a disruption in, or failure of, NioCorp’s information technology systems, including those related to cybersecurity; equipment and supply shortages; current and future offtake agreements, joint ventures, and partnerships; NioCorp’s ability to attract qualified management; the effects of the COVID-19 pandemic or other global health crises on NioCorp’s business plans, financial condition and liquidity; estimates of mineral resources and reserves; mineral exploration and production activities; feasibility study results; changes in demand for and price of commodities (such as fuel and electricity) and currencies; changes or disruptions in the securities markets; legislative, political or economic developments; the need to obtain permits and comply with laws and regulations and other regulatory requirements; the possibility that actual results of work may differ from projections/expectations or may not realize the perceived potential of NioCorp’s projects; risks of accidents, equipment breakdowns, and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in development programs; operating or technical difficulties in connection with exploration, mining, or development activities; the speculative nature of mineral exploration and development, including the risks of diminishing quantities of grades of reserves and resources; claims on the title to NioCorp’s properties; potential future litigation; and NioCorp’s lack of insurance covering all of NioCorp’s operations.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of NioCorp and GXII prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements concerning the proposed Transaction or other matters addressed in this communication and attributable to NioCorp, GXII or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this communication. Except to the extent required by applicable law or regulation, NioCorp and GXII undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this communication to reflect the occurrence of unanticipated events.